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                                                                  EXHIBIT 23.1

     As independent public accountants, we hereby consent to the use of our report dated January 22, 1999 for American Health Properties, Inc. included in this Form 8-k/a. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                           ARTHUR ANDERSEN LLP

Denver, Colorado
December 9, 1999